EXHIBIT 2.6

                                                            A0605699
                                                        ENDORSED - FILED
                                               In the office of the Secretary of
                                                State of the State of California
                                                          DEC 30 2003
                                                         KEVIN SHELLEY
                                                       SECRETARY OF STATE

                               AGREEMENT OF MERGER
                                     BETWEEN
                                H.B. COVEY, INC.
                                       AND
                              PARR SUB THREE, INC.
                              --------------------

         THIS AGREEMENT OF MERGER (the "Agreement") is made as of December 24, 2003, by and among H.B. COVEY, INC., a California corporation (the "Surviving Corporation"), ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation (the "Buyer"), and PARR SUB THREE, INC., a California corporation which is a wholly owned subsidiary of the Buyer (the "Disappearing Corporation"). The Surviving Corporation, Disappearing Corporation and the Buyer are sometimes referred to herein collectively as the "Constituent Corporations." The Merger provided for in this Agreement will become effective when this Agreement of Merger, with Officers' Certificates attached, is duly filed in the office of the California Secretary of State in accordance with California Corporations Code Section 1103. The time of such filing is referred to in this Agreement as the "Effective Time."

                                    Recitals
                                    --------

         A. Disappearing Corporation is duly organized, existing, and in good standing under the laws of the State of California. It is authorized to issue 1,000,000 shares of a single class of capital stock denoted as "common stock" of which 1,000 shares thereof are, and will at the Effective Time be, issued and outstanding (the "Disappearing Corporation's Outstanding Common Stock"). Disappearing Corporation is the wholly owned subsidiary of the Buyer.

         B. Surviving Corporation is duly organized, existing, and in good standing under the laws of the State of California. It is authorized to issue 200,000 shares of a single class of capital stock denoted as "common stock" ("Surviving Corporation Stock") and 67,035 shares thereof are, and will at the Effective Time be, issued and outstanding (the "Surviving Corporation's Outstanding Common Stock").

         C. The Boards of Directors of the Constituent Corporations deem it in the best interests of the respective corporations and their shareholders that Disappearing Corporation be merged with Surviving Corporation in accordance with California Corporations Code Sections 1100, et seq.

         D. All of the shareholders of the Constituent Corporations have reviewed, understood, approved and agreed to the terms of the within Agreement of Merger and have authorized and directed their respective Boards to take all steps reasonably necessary to complete the merger contemplated herein.

         E. The Boards of the Constituent Corporations have adopted, on behalf of their respective corporations, the plan of reorganization set forth in this Agreement of Merger as follows:

                               Agreement of Merger
                               -------------------

         1. MERGER. At the Effective Time (as defined below), Disappearing Corporation shall be merged with and into the Surviving Corporation (the "Merger") which shall survive the Merger. Disappearing Corporation's separate existence shall cease at the Effective Time. Without any other transfer or documentation, at the Effective Time, the Surviving Corporation shall: (i) succeed to all of Disappearing Corporation's rights and property; and (ii) be subject to all Disappearing Corporation's liabilities and obligations. All liens on the property of both corporations remain unimpaired, but liens on the Disappearing Corporation's property are limited to the property affected thereby immediately prior to the Effective Time.

1.1 FUTURE ACTS. Notwithstanding the above, after the Effective Time, the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirms Surviving Corporation's possession of and title to any property or rights of Disappearing Corporation, or otherwise carry out this Agreement's purpose. This includes, without limitation, execution and delivery of deeds, assurances, assignments or other instruments.

         2. CONVERSION OF SHARES. By virtue of the Merger, and without any further action on the part of any of the Constituent Corporations or any of their respective shareholders or directors, at the Effective Time, the shares of stock of Disappearing Corporation and Surviving Corporation outstanding at the Effective Time will be converted in accordance with the following:

2.1 Each 1 share of Disappearing Corporation's Outstanding Common Stock (1,000 shares of its common stock) will be converted into 67.035 shares of Surviving Corporation Stock resulting in the Buyer (as the sole shareholder of the Disappearing Corporation) receiving 67,035 shares of Surviving Corporation Stock and Disappearing Corporation's Outstanding Common Stock will be canceled.

2.2 Each 1 share of the Surviving Corporation's Outstanding Common Stock (67,035 shares of its common stock) will be converted into 11 and 12,615/67,035 shares of Buyer's fully paid and non-assessable common stock resulting in the shareholders of the Surviving Corporation collectively receiving 750,000 shares of Buyer's common stock and Surviving Corporation's Outstanding Common Stock will be canceled.

2.3 No fractional shares of Buyer or Surviving Corporation will be issued in conjunction with the Merger stock conversions set forth above.

2.4 From and after the Effective Time, no transfer of Surviving Corporation's Outstanding Common Stock outstanding before the Effective Time will be made on the record books of Surviving Corporation and no transfer of Disappearing Corporation's Outstanding Common Stock outstanding before the Effective Time will be made on the record books of Disappearing Corporation.

         3. STOCK CERTIFICATES. At the Effective Time, all share certificates representing the Disappearing Corporation's Outstanding Common Stock shall be deemed to represent ownership of the Surviving Corporation Stock, into which Disappearing Corporation's Outstanding

Common Stock will have been converted (as provided above) and all share certificates representing the Surviving Corporation's Outstanding Common Stock shall be deemed to represent ownership of the Buyer's shares, into which Surviving Corporation's Outstanding Common Stock has been converted (as provided above). The holder of the certificate(s) representing all of the Disappearing Corporations Outstanding Common Stock must surrender such certificates to the Surviving Corporation for cancellation thereof, the Surviving Corporation shall prepare a single stock certificate in the name of the Buyer representing the requisite number of Surviving Corporation Stock to be received by the Buyer from the Surviving Corporation in the Merger, the holders of the certificates representing all of the Surviving Corporation's Outstanding Common Stock must surrender such certificates to the Surviving Corporation for cancellation thereof and the Survivor shall deliver to the Buyer the certificate representing the shares of Surviving Corporation Stock that Buyer is entitled to receive in the Merger simultaneously with the Buyer delivering to the pre-Merger shareholders of the Surviving Corporation certificates for shares of the Buyer's common stock representing the number of shares to which each pre-Merger shareholder of the Surviving Corporation is entitled utilizing the conversion ratio set forth provided above.

3.1 VOTING PENDING DELIVERY. From and after the Effective Time, and pending the surrender and exchange of share certificates as set forth above,
         (i) the registered owner(s) of Disappearing Corporation's Outstanding Common Stock shall collectively have all voting and other rights relative to the shares of Surviving Corporation's Outstanding Common Stock and no voting power with respect to the Disappearing Corporation's Outstanding Common Stock (which will be deemed canceled), and (ii) the pre-Merger shareholders of the Surviving Corporation shall have all voting and other rights relative to the requisite number of shares of the Buyer that they are each entitled to receive in accordance herewith regardless of the fact that the certificates representing such shares have not actually been delivered to them.

         4. ARTICLES OF INCORPORATION; BYLAWS; BOARD OF DIRECTORS; OFFICERS. The following corporate structure shall exist before and after the Merger:

4.1 Surviving Corporation's articles of incorporation in effect immediately before the Effective Time will remain the articles of incorporation of the Surviving Corporation without change or amendment until they are duly altered, amended, or repealed.

4.2 Surviving Corporation's bylaws in effect immediately before the Effective Time will remain the bylaws of the Surviving Corporation without change or amendment until they are duly altered, amended, or repealed.

4.3 Surviving Corporation's directors and officers, in office immediately before the Effective Time, will continue as the directors and officers of the Surviving Corporation until such time as their successors have been elected and qualified as provided for in the articles of incorporation and bylaws of the Surviving Corporation.

         5. ABANDONMENT OF MERGER. Any time prior to the effective date, this merger may be abandoned without further obligation or liability by action of the Board of Directors of either of the Constituent Corporations, notwithstanding approval of the merger by their respective shareholders.

         6. CHOICE OF LAW. The validity, interpretation, and performance of this Agreement will be controlled by, and construed under, the laws of the State of California.

         7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers, as of the date first above written.


                       Execution by Surviving Corporation


Dated: December 24, 2003                     H.B. COVEY, INC.,
                                             A California Corporation


By  /S/ BURR NORTHRUP                        By  /S/ BURR NORTHRUP
    -------------------------------              -------------------------------
    Burr Northrup, President                     Burr Northrup, Secretary


                      Execution by Disappearing Corporation


Dated: December 24, 2003                     PAR SUB THREE, INC.,
                                             A California Corporation


By  /S/ STEVEN D. ROSENTHAL                  By  /S/ STEVEN D. ROSENTHAL
    -------------------------------              -------------------------------
    Steven D. Rosenthal, President               Steven D. Rosenthal, Secretary


                               Execution by Buyer


Dated: December 24, 2003                     ENVIRONMENTAL TECHNOLOGIES, INC.,
                                             A Nevada Corporation


By  /S/ STEVEN D. ROSENTHAL                  By  /S/ STEVEN D. ROSENTHAL
    -------------------------------              -------------------------------
    Steven D. Rosenthal, President               Steven D. Rosenthal, Secretary

                        OFFICERS' CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER
                                       BY
                                H.B. COVEY, INC.
                                ----------------

         BURR NORTHROP certifies that:

         1. He is the President and Secretary of H.B. COVEY, INC., a California corporation ("SURVIVING CORPORATION").

         2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and Shareholders of Surviving Corporation.

         3. There is only one class of shares of Surviving Corporation and the number of its shares outstanding is 67,035. The number of shares that voted in favor of the attached Agreement of Merger equaled or exceeded the vote required. The Shareholder approval was by the holders of one hundred percent (100%) of the outstanding shares of the Surviving Corporation.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Dated: December 24, 2003                     /S/ BURR NORTHRUP
                                             -------------------------------
                                             BURR NORTHRUP, President


Dated: December 24, 2003                     /S/ BURR NORTHRUP
                                             -------------------------------
                                             BURR NORTHRUP, Secretary

                        OFFICERS' CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER
                                       BY
                              PARR SUB THREE, INC.
                              --------------------

         STEVEN ROSENTHAL certifies that:

         1. He is the President and Secretary of PARR SUB THREE, INC., a California corporation ("DISAPPEARING CORPORATION").

         2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and Shareholders of Disappearing Corporation.

         3. There is only one class of shares of Disappearing Corporation and the number of its shares outstanding is 1,000. The number of shares that voted in favor of the attached Agreement of Merger equaled or exceeded the vote required. The Shareholder approval was by the holders of one hundred percent (100%) of the outstanding shares of the Disappearing Corporation.

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


Dated: December 24, 2003                     /S/ STEVEN ROSENTHAL
                                             -------------------------------
                                             STEVEN ROSENTHAL, President


Dated: December 24, 2003                     /S/ STEVEN ROSENTHAL
                                             -------------------------------
                                             STEVEN ROSENTHAL, Secretary




                                                       [OFFICE OF THE CALIFORNIA
                                                        SECRETARY OF STATE SEAL]